Exhibit 4

                               WARRANT TO PURCHASE
                                  COMMON STOCK


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR IF THE COMPANY IS OTHERWISE SATISFIED THAT A SALE, TRANSFER OR ASSIGNMENT OF SUCH SECURITIES MAY BE MADE WITHOUT REGISTRATION AND WITHOUT COMPLIANCE WITH ANY RESTRICTION SUCH AS UNDER RULE 144 OF SUCH ACT.

                       PLAY BY PLAY TOYS & NOVELTIES, INC.

               INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS


      THIS CERTIFIES THAT, for value received, Ace Novelty Co., Inc. ("Ace") is entitled to purchase, on the terms hereof, up to 35,000 shares of Common Stock (the "Common Stock") of Play By Play Toys & Novelties, Inc., a Texas corporation (the "Company"), at a per share purchase price of $14.90, subject to adjustment as provided herein.

      This Warrant is issued pursuant to the provisions of that certain Asset Purchase Agreement dated as of May 1, 1996 entered into by and among the Company, Ace and certain affiliated parties (the "Agreement") and shall be subject to all the terms, conditions and provisions of the Agreement. Additionally, the following terms shall apply to this Warrant:

      1. EXERCISE OF WARRANT.

      The terms and conditions upon which this Warrant may be exercised, and the Common Stock covered hereby (the "Warrant Stock") may be purchased, are as follows:

            1 VOLUNTARY EXERCISE. This Warrant may be exercised in full or in part at any time and from time to time after one year from the date hereof, or earlier in connection with an exercise of the holder's rights under Section 6 below, but in no case may this Warrant be exercised later than five years from the date hereof (the "Termination Date").

            2 NUMBER OF SHARES. The number of shares of Common Stock for which this Warrant is initially exercisable is 35,000 shares, which number is subject to adjustment pursuant to Section 2 of this Warrant.

            3 PURCHASE PRICE. The per share purchase price for the shares of Common Stock to be issued upon exercise of this Warrant shall be $14.90, subject to adjustment as provided herein. The purchase price of this Warrant is Three Hundred Fifty Dollars ($350.00), the receipt and sufficiency of which are hereby acknowledged.

            4 METHOD OF EXERCISE. The exercise of the purchase rights by this Warrant shall be effected by (a) the surrender of this Warrant, together with a duly executed copy of the form of a subscription attached hereto, to the Company at its principal offices, and (b) the delivery of the purchase price by certified or cashier's check payable to the Company's order or by wire transfer to the Company's account for the number of shares for which the purchase rights hereunder are being exercised or any other form of consideration approved by the Company's Board of Directors.

            5 ISSUANCE OF SHARES. Upon the exercise of the purchase rights evidenced by this Warrant, a certificate or certificates for the purchased shares of Common Stock shall be issued to Ace as soon as practicable. The certificate shall contain appropriate legends regarding restrictions upon transfer of the shares and compliance with applicable securities laws.

      2. CERTAIN ADJUSTMENTS.

            1 COMMON STOCK DIVIDENDS. If the Company at any time prior to the expiration of this Warrant shall pay a dividend with respect to Common Stock payable in shares of Common Stock, or make any other distribution with respect to Common Stock, then an appropriate adjustment shall be made to the purchase price per share and the number of shares of Warrant Stock in proportion to such dividend.

            2 MERGERS, CONSOLIDATIONS OR SALE OF ASSETS. If at any time there shall be a capital reorganization (other than a combination or subdivision of Warrant Stock otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that Ace shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the purchase price, the number of shares of stock or other securities or property of the Company or the successor corporation resulting from such reorganization, merger, consolidation or sale, to which a holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled under the provisions of the agreement in such reorganization, merger, consolidation or sale if this Warrant had been exercised immediately before that reorganization, merger, consolidation or sale. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of Ace after the reorganization, merger, consolidation or sale to the end that the provisions of this Warrant (including adjustment of the purchase price then in effect and the number of shares of Warrant Stock) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

            3 SPLITS AND SUBDIVISIONS. In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of the holders of Common Stock entitled to receive a distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock other than a dividend as provided in subsection 2.1 above (hereinafter referred to as the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), if appropriate, the per share purchase price shall be appropriately decreased and the number of shares of Warrant Stock shall be appropriately increased in proportion to such increase of outstanding shares.

            4 COMBINATION OF SHARES. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, if appropriate, the per share purchase price shall be appropriately increased and the number of shares of Warrant Stock shall be appropriately decreased in proportion to such decrease in outstanding shares.

            5 ADJUSTMENTS FOR OTHER DISTRIBUTIONS. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Subsection 2.3, then, in each such case for the purpose of this Subsection 2.5, upon exercise of this Warrant the holder hereof shall be entitled to a proportionate share of any such distribution as though such holder was the holder of the number of shares of Common Stock of the Company into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

            6 CERTIFICATE AS TO ADJUSTMENTS. In the case of each adjustment or readjustment of the purchase price pursuant to this Section 2, the Company will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based to be delivered to the holder of this Warrant. The Company will, upon the written request at any time of the holder of this Warrant, furnish or cause to be furnished to such holder a certificate setting forth:

                  (a)     Such adjustments and readjustments;

                  (b)     The purchase price at the time in effect; and

                  (c) The number of shares of Warrant Stock and the amount, if any, of other property at the time receivable upon the exercise of the Warrant.

            7 NOTICES OF RECORD DATE, ETC. In the event of:

                  (a) Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

                  (b) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of assets of the Company to any other person or any consolidation or merger involving the Company; or

                  (c) Any voluntary or involuntary dissolution, liquidation or winding-up of the Company:

                  (i) the Company will mail to the holder of this Warrant at least three (3) days prior to the earliest date specified therein, a notice specifying:

                        (A) The date on which any such record is to be taken for
            the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and

                        (B) The date on which any such reorganization,
            reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining shareholders entitled to vote thereon.

      3. RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of the entire Warrant in addition to such other remedies as shall be available to the holder of this Warrant, the Company will use its reasonable best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

      4. PRIVILEGE OF STOCK OWNERSHIP. Prior to the exercise of this Warrant, Ace shall not be entitled, by virtue of holding this Warrant, to any rights of a shareholder of the Company, including (without limitation) the right to vote, receive dividends or other distributions, exercise preemptive rights or be notified of shareholders' meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. Nothing in this Section 4, however, shall limit the right of Ace to be provided the notices described in Section 2 hereof or to participate in distributions described in Section 2 hereof as if Ace ultimately exercised this Warrant.

      5. LIMITATION OF LIABILITY. Except as otherwise provided herein, in the absence of affirmative action by the holder hereof to purchase the Warrant Stock, no mere enumeration herein of the rights or privileges of the holder hereof shall give rise to any liability of such holder for the purchase price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

      6. REGISTRATION RIGHTS.

            1 DEFINITIONS. As used in this Section 6, the following terms shall have the following respective meanings:

                  (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.

                  (b) "Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  (c) "Transfer" shall mean any disposition of the Warrant Stock which would constitute a sale thereof within the meaning of the Act.

                  (d) "Securities" shall mean the Warrant Stock or any securities issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, in exchange for, or in replacement of, such Warrant Stock, provided the obligation hereunder shall have not terminated with respect thereto under Section 6 hereof and provided further that the Company's obligations to register Securities as set forth in this Section 6, shall be limited to an obligation to register shares of Common Stock.

      2 "PIGGYBACK" REGISTRATIONS. If at any time within the five-year period from the date of this Warrant the Company proposes to register any of its securities under the Act (except with respect to Registration Statements filed on Form S-4 or S-8 or such other similar form then in effect under the Act), it will each such time give written notice to the holder or holders of this Warrant of its intention so to do and, upon the written request of the holder or holders hereof given within five days after the Company's giving of such notice (which request shall state the intended method of disposition of such securities), the Company will use its best efforts to cause all or a portion of the shares of Warrant Stock to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit their sale or other disposition. The right of any holder hereof to include some or all of its Warrant Stock in any such offering shall, individually and in the aggregate, be pro rata with any other outstanding rights of any other shareholder of the Company to include any such shares in any such offering. Notwithstanding any other respective provision of this Subsection 6.2, if the managing underwriter(s) determine(s) that the marketing factors require a limitation of the number of shares to be underwritten, the Company shall only be required to include in the offering and the registration so many of the shares of the Warrant Stock as the underwriter believes in good faith would not adversely affect the offering. In the event that any registration pursuant to this Subsection 6.2 shall be, in whole or in part, a firm commitment underwritten offering of securities of the Company, any request by any holder pursuant to this Subsection 6.2 to register Securities will be subject to a requirement that such shares are to be included in the underwriting on the same terms and conditions as the shares of securities otherwise being sold through underwriters under such registration. Notwithstanding the foregoing, the rights of the holder to participate in an offering of the securities of the Company under this Section 6 shall immediately terminate if an offering under an applicable registration statement is completed and the holder was given the opportunity to participate (and at the time were entitled hereunder to participate) in such offering without having the number of shares of Common Stock such holder desired to include therein reduced.

      3 REGISTRATION PROCEDURES AND EXPENSES. If and whenever the Company is required by the provisions of this Section 6 to use its best efforts to effect the registration of any of the shares of Warrant Stock under the Act, the holder will:

                  (a) furnish the Company all material information requested by the Company concerning the holder and any relevant affiliate of the holder and the proposed method of sale or other disposition of the Common Stock and such other information and undertakings as shall be reasonably required in connection with the preparation and filing of any such registration statement covering all or part of the Common Stock and in order to ensure full compliance with the Act and the rules and regulations of the Commission promulgated thereunder;

                  (b) enter into an underwriting agreement in customary form with the same underwriter or underwriters who are parties to an underwriting agreement with the Company, provided that the sales of Common Stock by the holder and the Company thereunder are at the same price and upon the same terms and conditions;

                  (c) cooperate in good faith with the Company and its underwriters in connection with such registration, including, without limitation, placing the shares of Common Stock to be included in such registration statement in escrow or custody to facilitate the sale and distribution thereof; and

                  (d) if requested by the managing underwriter of an applicable offering on the grounds that sales of Common Stock would adversely affect the public offering of Common Stock in such offering, agree not to sell or otherwise dispose of the shares of Common Stock to be included in the registration statement not exceeding the shortest period of time after the effective date of such registration statement during which any other person or entity whose securities are included in such registration statement has agreed not to sell or otherwise dispose of shares of common stock of the Company; provided that the Company agrees to use its best efforts to cause such managing underwriter to not make such a request of any holder.

      The Company will:

                  (e) furnish to the holder such number of prospectuses and preliminary prospectuses in conformity with the requirements of the Act and such other documents as the holder may reasonably request in order to facilitate the public sale or other disposition of its Securities; and

                  (f) use its best efforts to register or qualify the Warrant Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the holder shall reasonably request and do any and all other acts and things which may be necessary or desirable to enable such seller to consummate the public sale or other disposition in such jurisdiction of the Warrant Stock owned by the holder.

      All expenses incurred by the Company in complying with Subsections 6.2 and
6.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any registrations (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) are herein called "Registration Expenses;" and all underwriting discounts and selling commissions applicable to the sales are herein called "Selling Expenses." The Company will pay all Registration Expenses, except that the holder shall pay for the applicable federal and state registration and filing fees with respect to the securities of the holder. All Selling Expenses in connection with each registration pursuant to Subsection 6.2 shall be borne by the Company and the selling shareholders pro rata in proportion to the securities covered thereby being sold by them. All fees and disbursements of the holders' counsel, if any, shall be borne and paid by the holders.

            4 INDEMNIFICATION AND CONTRIBUTION

      In the event of a registration of any securities under the Act pursuant to this Section 6, the Company will hold harmless the holder of such Securities against any losses, claims, damages or liabilities (any such losses, claims, damages or liabilities, or actions in respect thereof are referred to in this Section as "Losses") to which the holder may become subject under the Act or otherwise, insofar as such Losses are caused by any untrue statement or alleged untrue statement of any material fact made by the Company contained, on the effective date thereof, in any registration statement under which the Securities were registered under the Act, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission of the Company to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the holder or underwriter in writing specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the holder in connection with investigating or defining any such Losses. Each holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, the underwriter and each person, if any, who controls the Company, within the meaning of the Act, against any Losses to which the Company, or any such director, officer, underwriter or controlling person may become subject under the Act or otherwise, insofar as such Losses are caused by any untrue statement or alleged untrue statement of any material fact made by the holder contained, on the effective date thereof, in any registration statement under which the Securities were registered under the Act, any prospectus contained therein, or any amendment or amendments or supplement thereto, or arise out of or are based upon the omission or the alleged omission of the holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the holder will not be liable in any case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with information furnished to the holder in writing by the Company for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, underwriter or controlling person in connection with investigating or defining any such Losses.

      7. TRANSFERS AND EXCHANGES.

            1 Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable in whole or in part by Ace to any of its executive officers, directors or stockholders or any lineal descendants or spouses of stockholders; provided, that this Warrant may not be transferable in part in an amount less than 250 shares issuable upon exercise hereunder, as adjusted for stock splits, dividends and other recapitalizations, and in any event shall not be transferable to more than twenty holders without the Company's consent. Ace will provide written notice of such transfer to the Company at least ten days in advance of the intended transfer, and if no written objection is received by Ace within seven (7) business days after the date the notice is received by the Company, then such transfer shall be deemed accepted. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the several holders one or more appropriate new warrants. Holder agrees not to make any sale or other disposition of either the Warrant, the Warrant Stock, the Common Stock or the Common Stock Equivalents except pursuant to a registration statement which has become effective under the Act, setting forth the terms of such offering, the underwriting discount and the commissions and any other pertinent data with respect thereto, unless the holder has provided the Company with an opinion of counsel acceptable to the Company that such registration is not required.

            2 In the event of a partial exercise of this Warrant, the Company shall issue an appropriate new warrant to Ace for the balance of the portion of the Warrant not exercised.

            3 All new warrants issued in connection with permitted transfers, exchanges or partial exercises shall be identical in form and provision to this Warrant except as to the number of shares.

      8. NOTICES. All notices, requests, demands and other communications which are required to be or may be given under this Warrant shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile or on receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made.

            If to the Company, to:

                       PLAY BY PLAY TOYS & NOVELTIES, INC.
                        4400 Tejasco
                        San Antonio, Texas  78218
                        Attn: Mark A. Gawlick, President

            With a copy to:

                        KLENDA, MITCHELL, AUSTERMAN & ZUERCHER, L.L.C. 1600 Epic Center
                        301 North Main Street
                        Wichita, Kansas 67202-4888
                        Attn: L. D. Klenda

            if to the holder, to the address set forth below such holder's signature block

            With a copy to:

                        ACE NOVELTY CO., INC.
                        13434 Northeast 16th Street
                        Bellevue, Washington 98005
                        Attn: Ronald S. Mayers, President

                                       and

                        LANE POWELL SPEARS LUBERSKY
                          1420 Fifth Avenue, Suite 4100
                         Seattle, Washington 98101-2338
                        Attn: Michael E. Morgan

or to such other address as any party may designate by giving notice to the other parties hereto.

      9. GOVERNING LAW. This Warrant shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the state of Texas.

      10. SUCCESSORS AND ASSIGNS. The terms and provisions of this Warrant shall be binding upon the Company and Ace and their respective successors and assigns, subject at all times to the restrictions set forth in the Agreement.

      11. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and dated as of such original issuance date in lieu of this Warrant.

      12. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised, except as to the purchase price, on the next succeeding day not a Saturday, Sunday or legal holiday.

      13. AMENDMENTS AND WAIVERS. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders who hold a majority of the shares issuable upon exercise of unexercised warrants issued pursuant to the Agreement. Any such amendment or waiver shall be binding on each holder. In the event that such amendment or waiver treats the holder of a warrant issued pursuant to the Agreement in a manner materially different from that of other holders of warrants issued pursuant to the Agreement, the consent or waiver of the holder that is treated differently shall also be required to be binding upon such holder.

                                                PLAY BY PLAY TOYS & NOVELTIES,
                                                INC.


                                                By __________________________
                                                  Its _______________________


Dated: June __, 1996

                                  SUBSCRIPTION

PLAY BY PLAY TOYS & NOVELTIES, INC.
4400 Tejasco
San Antonio, Texas  78218
Attn: Mark A. Gawlick, President

Sir/Madam:

      The undersigned, , hereby elects to purchase, pursuant to the provisions of the Warrant to Purchase Common Stock dated May 1, 1996 (the "Warrant") held by the undersigned, shares of the Common Stock of Play By Play Toys & Novelties, Inc, a Texas corporation.

      The undersigned hereby represents and warrants that it is acquiring the Warrant Stock (as defined in the Warrant) for its own account and not with a view to, or for resale in connection with, the sale or distribution thereof, or the granting of any participation therein, and it has no present intention of distributing or reselling to others any of the Warrant Stock or granting any participation therein, except in compliance with all applicable federal and state securities laws.

      The undersigned hereby represents and warrants that it is an Accredited Investor within the meaning of Rule 501(a) of Regulation D under the Act (as defined in the Warrant). The undersigned is experienced in evaluating a company such as the Company and has such knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Company. The undersigned has had an opportunity to discuss the Company's business, management and financial affairs and any other matters with the Company's management and has received answers to its questions posed to management.

      The undersigned hereby represents and warrants that it understands that each certificate representing the Warrant Stock shall be endorsed with a legend as deemed appropriate by the Company restricting transferability pursuant to the Act and compliance with applicable securities laws.

Dated: ________, 199__.
                                                ----------------------------
                                                By _________________________

                                                Address: ___________________

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